Exhibit 10.19

INCREASE SUPPLEMENT

INCREASE SUPPLEMENT, dated as of October 5, 2016 (this “Increase Supplement”), to the First Lien Credit Agreement, dated as of August 20, 2015 (as amended, supplemented, waived or otherwise modified from time to time, including by an Increase Supplement dated as of November 30, 2015 and by the First Amendment to the Credit Agreement dated as of November 30, 2015, the “Credit Agreement”), among LBM Borrower, LLC, a Delaware limited liability company (the “Borrower”), LBM Midco, LLC, a Delaware limited liability company (“Holding”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1. Pursuant to subsection 2.9 of the Credit Agreement, the Borrower hereby requests Supplemental Term Loan Commitments in an aggregate principal amount of $90.0 million.

2. 2016-1 Supplemental Term Loan Commitments. Each of the following Lenders (each, an “Increasing Lender” and collectively, the “Increasing Lenders”) has been invited by the Borrower, and hereby agrees, subject to the terms and conditions contained in this Increase Supplement, to provide a Supplemental Term Loan Commitment (collectively, the “2016-1 Supplemental Term Loan Commitments” and the Loans to be made in respect thereof, the “2016-1 Supplemental Term Loans”) as follows:

Name of Lender	2016-1 Supplemental Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$90,000,000
Total	$90,000,000

3. Pursuant to subsection 2.9 of the Credit Agreement, (x) each of the Increasing Lenders agrees and acknowledges that, on and as of the Funding Date (as defined below), it shall have a Supplemental Term Loan Commitment in an amount equal to the amount set forth in Section 2 above next to its name (it being agreed that the 2016-1 Supplemental Term Loans shall be funded at 99.75% of the principal amount thereof, and notwithstanding said discount all calculations hereunder and under the Credit Agreement and the other Loan Documents with respect to the 2016-1 Supplemental Term Loans, including the accrual of interest and the repayment or prepayment of principal, shall be based on 100% of the stated principal amount thereof) and (y) each party hereto agrees and acknowledges that, from and after the Funding Date, such Supplemental Term Loans shall be Initial Term Loans for all purposes of the Credit Agreement and the other Loan Documents.

4. The Borrower shall give the Administrative Agent notice, in substantially the form attached as Exhibit S to the Credit Agreement (the “Supplemental Term Loan Borrowing Notice”), specifying the amount of the Supplemental Term Loans to be borrowed, and subject to the next sentence, whether the borrowing is to be of Eurocurrency Loans or ABR Loans or a combination thereof and if the borrowing is to be of more than one Type of Loan, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor (if applicable) and the proposed borrowing date for the 2016-1 Supplemental Term Loans (which notice must have been received by the Administrative Agent by (i) 12:00 P.M., New York City time, at least three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the requested borrowing date for Eurocurrency Loans or (ii) 12:00 P.M., New York City time, at least one Business Day (or such later time as may be agreed by the Administrative Agent in its reasonable discretion) prior to the requested borrowing date for ABR Loans). The Borrowings of the 2016-1 Supplemental Term Loans (i) shall be in such amounts and shall have such Interest Periods as shall be required so that (A) such Borrowings shall be coterminous with the Borrowings in effect on the Funding Date with respect to Existing Initial Term Loans (as defined below) and (B) each Borrowing of 2016-1 Supplemental Term Loans shall be in an aggregate principal amount that represents the percentage of the aggregate principal amount of 2016-1 Supplemental Term Loans that is the same as the percentage of the aggregate principal amount of Existing Initial Term Loans that is represented by each Existing Borrowing (as defined below) that is coterminous therewith and (ii) shall in each case be deemed, together with each coterminous Borrowing outstanding on the Funding Date with respect to the Existing Initial Term Loans, to comprise a single “Borrowing” for all purposes of the Credit Agreement. For the purposes of this Section 4, (x) “Existing Initial Term Loans” means the Initial Term Loans made on the Closing Date and on the First Amendment Effective Date and (y) “Existing Borrowing” means a Borrowing outstanding on the Funding Date (as of immediately prior to the effectiveness hereof).

Upon receipt of the Supplemental Term Loan Borrowing Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. Each Lender having a 2016-1 Supplemental Term Loan Commitment will make the amount of its pro rata share of the 2016-1 Supplemental Term Loans available, in each case for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 of the Credit Agreement prior to 2:00 P.M., New York City time (or, if the time period for the Borrower’s delivery of notice was extended, such later time as agreed to by the Borrower and the Administrative Agent in its reasonable discretion, but in no event less than one hour following notice) on the Second Amendment Effective Date (as such term is defined in the second amendment to the Credit Agreement to be entered into on the date hereof) (the “Funding Date”) in funds immediately available to the Administrative Agent. The Administrative Agent shall on such date credit by wire transfer as directed by the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders (net of Transaction Costs (as defined below)) and in like funds as received by the Administrative Agent. Notwithstanding anything in this Increase Supplement to the contrary, unless previously terminated, the commitments of each Increasing Lender pursuant to Section 2 shall terminate upon the earlier of (x) the making of its 2016-1 Supplemental Term Loans on the Funding Date and (y) 5:00 p.m., New York City time, on October 5, 2016.

5. Representations and Warranties. To induce the other parties hereto to enter into this Increase Supplement, the Borrower represents and warrants to each of the Increasing Lenders and the Administrative Agent that after giving effect to the transactions contemplated hereby and the transactions contemplated by the second amendment to the Credit Agreement, (x) each of the representations and warranties made by Holding and the Borrower in the Credit Agreement and by any Loan Party in any other Loan Document, is true and correct in all material respects on and as of the date hereof as if made on and as of such date (except to the extent that any such representation and warranty speaks to an earlier date, in which case such representation and warranty shall be true and correct in all material respects on and as of such earlier date) and (y) no Event of Default has occurred and is continuing or would result from the borrowing of the 2016-1 Supplemental Term Loans and the use of the proceeds thereof. For avoidance of doubt, references to “Loan Document” in such representations and warranties include this Increase Supplement.

6. Use of Proceeds. The proceeds of the 2016-1 Supplemental Term Loans shall be used by the Borrower solely to prepay a portion of the outstanding ABL Loans and to pay all costs and fees and to reimburse all expenses separately agreed in writing by the Borrower and Credit Suisse Securities (USA) LLC to be paid by the Borrower in connection with this Increase Supplement and the transactions contemplated hereby, the transactions contemplated by the second amendment to the Credit Agreement and the transactions contemplated by the second amendment to the Second Lien Credit Agreement (collectively, the “Transaction Costs”).

7. Conditions to the Funding Date. This Increase Supplement, including the agreement by the Increasing Lenders to make the 2016-1 Supplemental Term Loans, shall become effective on the date on which the following conditions precedent shall have been satisfied or waived:

(a) The Administrative Agent shall have received duly executed signature pages to (i) the second amendment to the Credit Agreement, signed by the Administrative Agent, the Collateral Agent, the Borrower, Holding, the Guarantors, and the Lenders party thereto (constituting no less than the Required Lenders) and (ii) the second amendment to the Second Lien Credit Agreement, signed by the Second Lien Agent, the Borrower, Holding and the lenders party thereto (constituting no less than the Required Lenders (as defined in the Second Lien Credit Agreement)).

(b) The Administrative Agent shall have received a Supplemental Term Loan Borrowing Notice.

(c) The Administrative Agent shall have received (i) the executed legal opinion of Debevoise & Plimpton LLP, counsel to each of Holding, the Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and (ii) the executed legal opinion of Richards, Layton & Finger P.A., special Delaware counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Borrower shall have delivered a certificate to the Administrative Agent, certifying the amount of the available basket in clause (i) of the definition of “Maximum Incremental Facilities Amount” to be used for the incurrence of the 2016-1 Supplemental Term Loans and the use of proceeds as provided in Section 6 of this Increase Supplement.

(e) The Administrative Agent shall have received a certificate from the Borrower, dated the Funding Date, substantially in the form of Exhibit I to the Credit Agreement, with the appropriate modifications, insertions and attachments of resolutions or other actions, evidence of incumbency and the signature of authorized signatories and Organizational Documents (or if applicable, certifying that there have been no changes to the Organizational Documents provided to the Administrative Agent in connection with the effectiveness of the Credit Agreement), executed by a Responsible Officer or other authorized representative and the Secretary, any Assistant Secretary or another authorized representative of the Borrower.

(f) The representations and warranties set forth in Section 5 hereof shall be true and correct in all respects on and as of such date as if made on and as of such date.

(g) All costs, fees, expenses (including legal fees and expenses) and other compensation contemplated under the Credit Agreement or as separately agreed to by the Borrower and Credit Suisse Securities (USA) LLC prior to the date hereof payable to Credit Suisse Securities (USA) LLC, the Administrative Agent or the Lenders, shall have been paid to the extent due.

(h) The Administrative Agent shall have received all documentation and other information about the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested in writing by the Administrative Agent prior to the Funding Date.

8. Amendments to the Credit Agreement. On and as of the Funding Date, the Credit Agreement shall be amended as follows:

(a) Subsection 2.2(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) The aggregate Initial Term Loans of all Lenders shall be payable in consecutive quarterly installments beginning December 31, 2015, up to and including the Initial Term Loan Maturity Date (subject to reduction as provided in subsection 3.4), on the dates (or if any such date is not a Business Day, on the immediately preceding Business Day) and in the principal amounts equal to the respective amounts set forth below (together with all accrued interest thereon) opposite the applicable installment dates (or, if less, the aggregate amount of such Term Loans then outstanding):

Date	Amount
December 31, 2015	$1,741,250.00
March 31, 2016	$1,741,250.00
June 30, 2016	$1,741,250.00
September 30, 2016	$1,741,250.00
December 31, 2016	$1,968,522.73
March 31, 2017	$1,968,522.73
June 30, 2017	$1,968,522.73
September 30, 2017	$1,968,522.73
December 31, 2017	$1,968,522.73
March 31, 2018	$1,968,522.73
June 30, 2018	$1,968,522.73
September 30, 2018	$1,968,522.73
December 31, 2018	$1,968,522.73
March 31, 2019	$1,968,522.73
June 30, 2019	$1,968,522.73
September 30, 2019	$1,968,522.73
December 31, 2019	$1,968,522.73
March 31, 2020	$1,968,522.73
June 30, 2020	$1,968,522.73
September 30, 2020	$1,968,522.73
December 31, 2020	$1,968,522.73
March 31, 2021	$1,968,522.73
June 30, 2021	$1,968,522.73
September 30, 2021	$1,968,522.73
December 31, 2021	$1,968,522.73
March 31, 2022	$1,968,522.73
June 30, 2022	$1,968,522.73

August 20, 2022	All unpaid aggregate principal amounts of any outstanding Initial Term Loans

9.              Miscellaneous.

(a)                                 This Increase Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Increase Supplement by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

(b)                                 THIS INCREASE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS INCREASE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(c)                                  The headings of this Increase Supplement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(d)                                 In accordance with the Credit Agreement, this Increase Supplement is designated as a Loan Document.

(e)                                  Except as expressly set forth herein, (i) this Increase Supplement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof.

(f)                                   The Borrower, Increasing Lenders and Administrative Agent each (i) acknowledge that the 2016-1 Supplemental Term Loans are intended to be treated as having been issued in a qualified reopening (within the meaning of section 1.1275-2(k)(3) of the U.S. Treasury Regulations) of the Initial Term Loans for U.S. federal income tax purposes and (ii) agree not to take any position for U.S. federal income tax purposes that is inconsistent with the foregoing, except as required by law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Increase Supplement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS

BRANCH, as an Increasing Lender

By:	/s/ Christopher Day
	Name:	Christopher Day
	Title:	Authorized Signatory

By:	/s/ Karim Rahimtoola
	Name:	Karim Rahimtoola
	Title:	Authorized Signatory

[Signature Page – 2016-1 Increase Supplement]

LBM BORROWER, LLC,
as Borrower

By:	/s/ Brian Hein
Name:	Brian Hein
Title:	Assistant Vice President

[Signature Page to Increase Supplement]

Accepted and agreed as of the date first above written: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:	/s/ Christopher Day
	Name:	Christopher Day
	Title:	Authorized Signatory

By:	/s/ Karim Rahimtoola
	Name:	Karim Rahimtoola
	Title:	Authorized Signatory

[Signature Page – 2016-1 Increase Supplement]